SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2016

               FIELDPOINT PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	001-32624	84-0811034
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

609 Castle Road # 335, Austin TX  78746

 (Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:  (512) 250-8692

_________________________________________
(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 3.01

NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED

LISTING RULE OR STANDARD

On May 11, 2016, the Company received notification from the NYSE MKT (“NYSE MKT” or the “Exchange”) that it was noncompliant with the NYSE MKT continued listing standards; specifically, Section 1003(a)(i) of the NYSE MKT Company Guide in that the Company’s stockholders’ equity is below the $2.0 million threshold required for listed companies that have reported losses from continuing operations in two of its three most recently completed fiscal years. The notice also provided a warning on possible noncompliance with the continued listing standard set forth in Section 1003(a)(iv) related to financial impairment based upon the Company’s accumulated deficits.  In order to maintain its listing, the Company must submit a plan of compliance by June 10, 2016 addressing how it intends to regain compliance with Section 1003(a)(i) of the Company Guide by November 13, 2017. If the plan is accepted, the Company may be able to continue its listing but will be subject to periodic reviews by the Exchange. If the plan is not accepted or if it is accepted but the Company is not in compliance with the continued listing standards by November 13, 2017, or if the Company does not make progress consistent with the plan, the Exchange will initiate delisting procedures as appropriate.

The Company is working on several initiatives which, if successful, should result in the Company regaining compliance with the NYSE MKT continued listing standards within the required timeframe. The Company intends to submit a plan based upon those initiatives on or before the deadline set by the Exchange.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIELDPOINT PETROLEUM CORPORATION
Date: May 16 , 2016	By__/s/ Phillip Roberson_________________ Phillip Roberson, President and CFO